                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                               -----------------------

                                      FORM 8-K/A

                                    CURRENT REPORT




      PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report:  January 17, 1997
                                           ----------------
                          (Date of earliest event reported)

                            AMERICAN MEDSERVE CORPORATION
                            -----------------------------
                (Exact name of Registrant as specified in its charter)

           Delaware                    000-21515          36-3925637
-------------------------------    ----------------   -------------------
(State or other jurisdiction of    (Commission file    (I.R.S. employer
incorporation or organization)           number)      identification no.)

    184 Shuman Blvd., Suite 200, Naperville, Illinois         60563
    -------------------------------------------------         -----
        (Address of principal executive offices)            (Zip code)

Registrant's telephone number, including area code    (630)  717-2904
                                                      ---------------

    The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 17, 1997 as set forth in the pages attached hereto:

    "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to include historical and pro forma financial information required in connection with the acquisition of HMIS, Inc. by the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

    HMIS, Inc. Financial Statements
    Independent Auditors' Report
    Balance Sheets as of December 31, 1993, 1994 and 1995 and September 30,
       1996 (unaudited)
    Statements of Income and Retained Earnings for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 (unaudited)
    Statements of Cash Flows for the years ended December 31, 1993, 1994 and
       1995 and the nine months ended September 30, 1996 (unaudited)
    Notes to Financial Statements

(b) Pro Forma Financial Information.

    Pro Forma Consolidated Balance Sheet as of December 31, 1996
    Pro Forma Consolidated Statements of Operations for the years ended
       December 31, 1995 and 1996

(c)      Exhibits.*

Exhibit No.                        Description
-----------                        -----------
    2.1 Asset Purchase Agreement by and among HMIS, Inc., the Stockholders of HMIS, Inc. and HMIS Acquisition Co., dated as of January 15, 1997. **

*        Previously filed.

** The Registrant agrees by this filing to supplementally furnish a copy of the schedules of this Agreement to the Commission upon request.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   AMERICAN MEDSERVE
                                                   CORPORATION

                                              By:  /s/  Charles R. Wallace
                                                   -----------------------
                                                   Charles R. Wallace
                                                   Vice President - Finance and
                                                   Chief Financial Officer

Date:  March 27, 1997

                                   HMIS, INC.

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                    CONTENTS


                                                                    Page

Independent Auditors' Report                                          3
Financial Statements
  Balance Sheets                                                    4 - 5
  Statements of Income and Retained Earnings                          6
  Statements of Cash Flows                                            7
  Notes to Financial Statements                                     8 - 10

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
HMIS, Inc.


    We have audited the accompanying balance sheets of HMIS, Inc., a Maryland corporation, as of December 31, 1995, 1994 and 1993 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HMIS, Inc. at December 31, 1995, 1994 and 1993 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

STURGILL & ASSOCIATES

Westminster, Maryland
March 4, 1997

                                   HMIS, Inc.
                                 Balance Sheets
                        December 31, 1995, 1994 and 1993

                                                  Assets

                                                                                                             September 30,
                                              1993                     1994                1995                   1996
                                           ----------               ----------           ----------          -------------
                                                                                                              (unaudited)
Current assets
  Cash and cash equivalents                 $1,031,080              $1,159,504           $1,751,282             $  986,236
  Marketable securities                          2,283                   2,283                2,283                  2,283
  Accounts receivable - net of allowance
   for contractual agreements                1,746,399               2,290,522            1,981,181              3,845,525
  Miscellaneous receivables                     83,220                  73,595               95,073                 38,757
  Inventories                                  569,581                 583,729              614,593                739,593
  Prepaid expenses                              13,136                  16,764               21,744                 19,053
                                            ----------              ----------           ----------             ----------
     Total current assets                    3,445,699               4,126,397            4,466,156              5,631,447
                                            ----------              ----------           ----------             ----------

Long-term accounts receivable                        -                       -              356,847                356,847
                                            ----------              ----------           ----------             ----------

Property and equipment - at cost:
  Autos                                        231,250                 236,917              252,110                355,958
  Leasehold improvements                       142,020                 142,020              150,020                152,214
  Equipment                                    267,284                 317,684              357,286                427,085
                                            ----------              ----------           ----------             ----------
                                               640,554                 696,621              759,416                935,257
  Less: accumulated depreciation               327,645                 318,413              437,484                509,250
                                            ----------              ----------           ----------             ----------
     Total property and equipment              312,909                 378,208              321,932                426,007
                                            ----------              ----------           ----------             ----------

     Other assets                                9,392                  32,029               25,470                 75,565
                                            ----------              ----------           ----------             ----------

       Total assets                         $3,768,000              $4,536,634           $5,170,405             $6,489,866
                                            ----------              ----------           ----------             ----------
                                            ----------              ----------           ----------             ----------


                             See accompanying notes.

                           Liabilities and Stockholders' Equity

                                                                       September 30,
                                  1993         1994         1995           1996
                               --------      --------     ---------     -------------
                                                                        (unaudited)
Current liabilities

  Accounts payable           $  277,782     $  298,855    $  290,135        $  824,005
  Accrued expenses               11,841         65,307        64,820            50,037
  Demand notes payable          600,000        600,000       600,000           600,000
                             ----------     ----------    ----------        ----------
     Total current
      liabilities               889,623        964,162       954,955         1,474,042
                             ----------     ----------    ----------        ----------

Stockholders' equity
  Common stock, 1,000
   shares authorized
   at $10 par value;
   130 shares issued
   and outstanding                1,300          1,300          1,300            1,300

  Retained earnings           2,877,077      3,571,172      4,214,150        5,014,524
                             ----------     ----------    ----------        ----------

     Total stockholders'
      equity                  2,878,377      3,572,472      4,215,450        5,015,824
                             ----------     ----------    ----------        ----------

     Total liabilities and
      stockholders' equity   $3,768,000     $4,536,634    $5,170,405        $6,489,866
                             ----------     ----------    ----------        ----------
                             ----------     ----------    ----------        ----------

                             See accompanying notes.

                                   HMIS, Inc.
                   Statements of Income and Retained Earnings
                               For the Years Ended
                        December 31, 1995, 1994 and 1993

                                                                                      For the nine
                                                                                      months ended
                                                                                      September 30,
                                            1993          1994              1995         1996
                                       ------------    -----------      -----------   -------------
                                                                                       (unaudited)
Sales                                  $ 7,870,896     $ 9,384,774      $ 9,717,320    $ 7,696,164
Cost of sales                            6,301,201       7,154,172        7,375,901      6,242,548
                                       -----------     -----------      -----------    -----------
  Gross profit                           1,569,695       2,230,602        2,341,419      1,453,616

  Operating expenses                     1,057,612       1,501,751        1,482,355        715,802
                                       -----------     -----------      -----------    -----------
    Operating profit                       512,083         728,851          859,064        737,814

    Other income                            18,640          39,674           86,789         64,831
                                       -----------     -----------      -----------    -----------
      Income before other
       expenses                            530,723         768,525          945,853        802,645

      Other expenses                         3,910           3,001            2,875          2,270
                                       -----------     -----------      -----------    -----------
        Net income                         526,813     $   765,524      $   942,978        800,375

Retained earnings - beginning
 of year                                 2,350,264       2,877,077        3,571,172      4,214,150

Less: dividends paid                             -          71,429          300,000              -
                                       -----------     -----------      -----------    -----------
Retained earnings - end of
 year                                  $ 2,877,077     $ 3,571,172      $ 4,214,150    $ 5,014,525
                                       -----------     -----------      -----------    -----------
                                       -----------     -----------      -----------    -----------


                             See accompanying notes.

                                   HMIS, Inc.
                            Statements of Cash Flows
                               For the Years Ended
                        December 31, 1995, 1994 and 1993

                                                                                         For the nine
                                                                                         months ended
                                                                                         September 30,
                                               1993            1994           1995           1996
                                            ----------      ----------     ----------    ------------
                                                                                          (unaudited)
Cash flows from operating activities
Net income                                  $  526,813      $  765,524     $  942,978     $   800,375
Adjustments to reconcile net income
 to net cash provided by operating
 activities
  Depreciation and amortization                 86,493         114,353        119,071          71,765
  Loss from disposal of property
   and equipment                                10,758          14,250              -               -
  Decrease(increase) in accounts
   receivable                                 (263,933)       (544,123)       309,341      (1,864,344)
 (Increase) decrease in other
   receivables                                  11,437           9,625       (378,325)         56,317
  Increase in inventory                        (55,503)        (14,148)       (30,864)       (125,000)
  Decrease(increase) in prepaid
   expenses                                      3,188          (3,628)        (4,980)          2,691
  Decrease(increase) in other assets            (5,077)          4,827              -         (50,095)
 (Decrease) increase in accounts
   payable and accrued expenses                 54,019          74,539         (9,207)        519,087
  Decrease (increase) in cash
   surrender value - officers life
   insurance                                         -         (27,464)         6,559               -
                                            ----------      ----------     ----------     -----------
          Net cash provided by operating
           activities                          368,195         393,755        954,573        (589,204)
                                            ----------      ----------     ----------     -----------
Investing activities
  Purchases of property and
   equipment                                  (102,582)       (193,902)       (62,795)       (186,439)
  Proceeds from sale of property
   and equipment                                13,523               -             -           10,597
                                            ----------      ----------     ----------     -----------
          Net cash used in investing
           activities                          (89,059)       (193,902)       (62,795)       (175,842)
                                            ----------      ----------     ----------     -----------
Financing activities
  Dividends paid                                     -         (71,429)      (300,000)              -
  Payments of long-term debt                   (72,474)              -              -               -
                                            ----------      ----------     ----------     -----------
          Net cash used in
           financing activities                (72,474)        (71,429)      (300,000)              -
                                            ----------      ----------     ----------     -----------
Net increase in cash                           206,662         128,424        591,778        (765,046)

Cash and cash equivalents -
 beginning of year                             824,418       1,031,080      1,159,504       1,751,282
                                            ----------      ----------     ----------     -----------
Cash and cash equivalents -
 end of year                                $1,031,080      $1,159,504     $1,751,282     $   986,236
                                            ----------      ----------     ----------     -----------
                                            ----------      ----------     ----------     -----------
          Supplemental Disclosures:
                   Interest paid               $54,000         $56,837        $54,000         $36,200


                             See accompanying notes.

                                    HMIS, Inc.
                           Notes to Financial Statements
                          December 31, 1995, 1994 and 1993


Note 1    -    Description of Business

               HMIS, Inc. (the Company), is a Maryland Corporation engaged in the sales of prescription drugs to institutions and individuals. The Company also, through its All-Care division, rents and sells specialized medical equipment and supplies.

               On January 17, 1997, the Company signed an agreement to sell substantially all of its assets and liabilities to AMC Regional Holdings, Inc., a wholly owned subsidiary of American Medserve Corporation. The sales proceeds will exceed the book value of the net assets sold.

               The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the financial position at September 30, 1996, and the results of operations for the nine month period ended September 30, 1996. The results of operations for the nine month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.

Note 2    -    Significant Accounting Policies

               CASH AND CASH EQUIVALENTS - include all highly liquid debt instruments purchased with a maturity of three months or less.

               ACCOUNTS RECEIVABLES - are shown net of the allowance for contractual agreements.

               INVENTORY - is valued at the lower of cost or market using the first-in, first-out method.

               FIXED ASSETS - are stated at cost and are depreciated over their useful lives using an accelerated method.

               MANAGEMENT ESTIMATES - used in preparing the financial statements affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Note 3    -    Cash and cash equivalents

               The Company's cash and cash equivalents on deposit with its bank exceed the federally insured limit of $100,000 at December 31, 1995, 1994 and 1993.

Note 4    -    Allowance for Contractual Agreements

               At December 31, 1995, 1994 and 1993 the allowance for contractual agreements was $56,444, $61,735 and $42,322, respectively.

Note 5    -    Long-term Accounts Receivable

               The long-term receivable represents amounts due from a single customer. In March, 1997 the Company converted the long-term accounts receivable to an uncollateralized note for $622,708, which amount also includes subsequent sales less collections. Monthly payments of $5,950, including interest at 8% per annum, are to begin in April, 1997.

Note 6    -    Demand Notes Payable

               The demand notes payable are loans from officers. They are due on demand, and bear interest at 9% per annum.

Note 7    -    Income Taxes

               The Company elected, effective January 1, 1987, to be treated as an "S" Corporation under Section 1362(a) of the Internal Revenue Code and as such does not pay any Federal or Maryland income taxes.

Note 8    -    Operating Leases

               At December 31, 1995 the minimum rent to be paid under all non-cancelable leases was as follows for the years ended December 31:

                              1996              $77,055
                              1997              $62,055
                              1998              $ 5,171

               Rent expense for the years ended December 31, 1995, 1994 and 1993 was $118,567, $112,562 and $88,012, respectively.

               In January 1997, the Company consolidated its operating facilities and administrative headquarters into a new location. In conjunction with the new lease the Company was relieved of the lease obligations above for 1997 and 1998. The Company's new lease obligations which run trough January 31, 2002 are as follows for the years ended December 31,:

                                   1997             $138,280
                                   1998              150,852
                                   1999              150,852
                                   2000              159,838
                                   2001              160,650
                                   2002               13,388
                                                     -------
                            Total payments          $773,860
                                                     -------
                                                     -------

Note 9    -    Concentrations of Risk

               The Company purchases significantly all of its inventory for resale from one major supplier. Although there are a limited number of suppliers, management believes that arrangements could be made with other suppliers to provide similar products with comparable terms. A change in suppliers, however, could cause a delay in filling customer orders and a possible loss in sales, which could adversely affect operating results.

               Seven major customers account for a significant portion of the Company's sales. A loss of one or more of these customers could adversely affect operating results.

               During 1996 and 1997, Medicaid delayed processing payments of claims that it owed to many of these customers for amounts due in 1996 and 1997. These delays have adversely affected the timing of the Company's collections from these customers.

            PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996 and Consolidated Statement of Operations for the years ended December 31, 1995 and 1996 are based on historical consolidated financial statements of American Medserve Corporation ("the Company"). The consolidated Balance Sheet is adjusted to give effect to the HMIS, Inc. acquisition completed on January 17, 1997 as if this event occurred on January 1, 1996. The Pro Forma Consolidated Statements of Operations are adjusted to give effect to the significant acquisitions completed subsequent to December 31, 1995 and prior to January 17, 1997, and to the Company's initial public offering of 6,160,550 shares of Common Stock in November and December 1996 and the use of a portion of the proceeds therefrom to repay interest-bearing indebtedness as if such events had occurred on January 1,
  1995.   The Pro Forma Consolidated Statements of Operations
  combine the historical operations of the Company with the historical operations of the acquired businesses prior to the dates the Company made such acquisitions, using the purchase method of accounting. The pro forma operating results are not necessarily indicative of the operating results that would have been achieved had the acquisitions actually occurred at January 1, 1995. These Pro Forma Consolidated Financial Statements are based on the assumptions set forth in the notes to such statements.

                          AMERICAN MEDSERVE CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)




                                                                    Historical            HMIS, Inc.         Pro Forma
                                                                    ----------           -----------         ----------
Current assets:
     Cash and cash equivalents                                       $ 17,382            ($10,750)           $  6,632
     Accounts receivable, net                                          20,768               3,517              24,285
     Due from related parties                                           2,036                   -               2,036
     Inventories                                                        7,708                 763               8,471
     Income taxes receivable                                              975                   -                 975
     Prepaid expenses and other                                         1,999                  77               2,076
                                                                     --------            --------            --------
          Total current assets                                         50,868              (6,393)             44,475
Equipment, net                                                          5,509                 562               6,071
Excess of cost over net assets acquired, net                           54,174               6,750              60,924
Deferred financing costs, net                                           1,897                   -               1,897
Deferred income taxes                                                       -                   -                   -
Other assets                                                              850                   -                 850
                                                                     --------            --------            --------
          Total assets                                               $113,298            $    919            $114,217
                                                                     --------            --------            --------
                                                                     --------            --------            --------
Current liabilities:
     Accounts payable                                                $  6,635            $    895            $  7,530
     Current portion of long-term debt                                  2,844                   -               2,844
     Accrued expenses                                                   2,672                  24               2,696
     Current obligations under capital leases                             223                   -                 223
                                                                     --------            --------            --------
          Total current liabilities                                    12,374                 919              13,293


Long-term debt, less current portion                                    5,800                   -               5,800
Long-term obligations under capital
     leases, less current portion                                         287                   -                 287
Minority interest                                                       1,197                   -               1,197
Deferred income taxes                                                     641                   -                 641

Stockholders' equity:
     Common stock and paid-in-capital                                  95,611                   -              95,611
     Retained earnings (deficit)                                       (2,183)                  -              (2,183)
     Notes receivable from stockholders                                  (429)                  -                (429)
                                                                     --------            --------            --------
          Total stockholders' equity                                   92,999                   -              92,999
                                                                     --------            --------            --------
          Total liabilities and stockholders' equity                 $113,298                $919            $114,217
                                                                     --------            --------            --------
                                                                     --------            --------            --------

                           AMERICAN MEDSERVE CORPORATION

                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              YEAR ENDED DECEMBER 31, 1995
                                   (IN THOUSANDS)


                                                                                   Good           Pro forma adjustments
                                                             Completed          Samaritan        ----------------------
                                             Historical   Acquisitions (A)   Consolidation (B)   Acquisitions  Offering   Pro forma
                                             ----------   ----------------   -----------------   ------------  --------   ---------
  Revenues                                     $44,049          $51,218            $25,293              $-           $-    $120,560
  Cost of revenues                              31,464           36,205             20,098               -            -      87,767
                                               -------          -------            -------         -------      -------    --------
   Gross profit                                 12,585           15,013              5,195               -            -      32,793
  Selling, general and administrative
   expenses                                     10,029           14,488              5,332            (644)(C)        -      29,205

  Operating income                               2,556              525               (137)            644            -       3,588

  Other expense (income):
   Interest expense                              1,762              691                474           1,081 (D)   (3,578)(F)     430
   Other, net                                     (312)            (215)               (17)              -            -        (544)
   Minority interest                                32                -               (157)            (30)         (13)       (168)
                                               -------          -------            -------         -------      -------    --------
                                                 1,482              476                300           1,051       (3,591)       (282)
  Income (loss) before income taxes and
   extraordinary item                            1,074               49               (437)           (407)       3,591       3,870
  Provision for income taxes                       669               88               (280)           (143)(E)    1,432 (G)   1,766
                                               -------          -------            -------         -------      -------    --------
  Income (loss) before extraordinary item         $405             ($39)             ($157)          ($264)      $2,159      $2,104
                                               -------          -------            -------         -------      -------    --------
                                               -------          -------            -------         -------      -------    --------
  Pro forma income per share before
   extraordinary item                                                                                                         $0.18
                                                                                                                           --------
                                                                                                                           --------
  Shares used in computation                                                                                                 12,000
                                                                                                                           --------
                                                                                                                           --------

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED DECEMBER 31, 1995

(A) The historical statement of operations data for the Completed Acquisitions for the year ended December 31, 1995 represents the results of operations of such companies from January 1, 1995 to the earlier of their respective dates of acquisition or December 31, 1995. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of the operations of each such acquired company are included in the Company's results of operations from the date of acquisition.
(B) On April 30, 1996, the Company acquired a 40% equity interest in Good Samaritan Supply Services, Inc. ("Good Samaritan"). On November 18, 1996 the Company acquired an additional 10.1% equity interest in Good Samaritan. The statement of operations data for the Good Samaritan Consolidation for the year ended December 31, 1995 represent the results of operations of Good Samaritan for the period from January 1, 1995 to December 31, 1995, including the pro forma results of operations giving effect to acquisitions by Good Samaritan in June 1996 and October 1996, as if the Company owned 50.1% of the outstanding common stock of Good Samaritan on January 1, 1995.
(C) The adjustment to selling, general and administrative expenses consists of
    (1) an increase in amortization of excess of cost over net assets acquired of the Completed Acquisitions over a 40-year period, as if such companies were acquired on January 1, 1995 ($467,000), (2) reductions to historical amounts related to compensation, employee benefits and other owner/operator expenses for certain Completed Acquisitions that will not be incurred by the Company after the acquisitions were completed ($1,174,000), (3) the elimination of a management fee to an affiliate of the Company's principal stockholder ($50,000) and (4) an increase in amortization of goodwill initially recorded in connection with the conversion of minority interest in certain subsidiaries to Common Stock of the Company ($113,000).
(D) The adjustment to interest expense reflects (1) additional interest expense that would have been incurred had the consideration in the form of debt related to the Company's acquisitions been incurred on January 1, 1995 ($1,215,000), and (2) a reduction in interest expense for Good Samaritan had the Company's initial investment in Good Samaritan occurred on January 1, 1995 and had the proceeds from such investment been used by Good Samaritan to reduce its outstanding debt ($134,000). The interest expense related to additional long-term debt incurred by the Company in connection with the acquisitions is based on an average interest rate of 9.00%, which approximates the borrowing rate in effect for the respective periods.
(E) Certain of the companies included in the Completed Acquisitions were treated as S corporations for income tax purposes and, accordingly, did not record any federal or state income taxes. In addition, the historical results of operations for an acquired company, included as a Completed Acquisition, did not include an income tax provision because the company was in a net operating loss carryforward position. The adjustment to income tax provision reflects (1) an income tax provision as if the S corporations had been subject to federal and state taxes at an estimated effective tax rate of 40% ($847,000), (2) an income tax benefit using an estimated effective tax rate of 40% on pro forma adjustments (C) and (D) above ($130,000), and (3) an adjustment to reflect an income tax benefit for the operating loss of an acquired company, at an estimated effective tax rate of 40% ($860,000).
(F) The adjustment to interest expense reflects the retirement of certain long-term debt of the Company by applying a portion of the estimated net proceeds of the initial public offering ($46.1 million) as if such transaction had occurred on January 1, 1995.
(G) The adjustment to the income tax provision reflects an estimated effective tax rate of 40% on pro forma adjustment (F) above.

                              AMERICAN MEDSERVE CORPORATION

                     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                YEAR ENDED DECEMBER 31, 1996
                                        (IN THOUSANDS)

                                                                                    Good         Pro forma adjustments
                                                             Completed           Samaritan       ----------------------
                                           Historical     Acquisitions (B)   Consolidation (C)   Acquisitions   Offering  Pro forma
                                           ----------     ----------------   -----------------   ------------   --------  ---------
  Revenues                                   $82,027            $26,887            $24,610             $-           $-     $133,524
  Cost of revenues                            58,807             18,132             19,945              -            -       96,884
                                            --------           --------            -------         ------       ------     --------
    Gross profit                              23,220              8,755              4,665              -            -       36,640

  Selling, general and administrative
   expenses                                   19,605              8,348              4,851           (859)(D)        -       31,945
  Nonrecurring charges                         3,019 (A)              -                  -              -            -        3,019
                                            --------           --------            -------         ------       ------     --------
  Operating income                               596                407               (186)           859            -        1,676

  Other expense (income):
   Interest expense                            2,741                442                452            240 (E)   (3,445)(G)      430
   Other, net                                    (84)              (246)               (26)             -            -         (356)
   Minority interest                             (89)                 -               (341)           (19)         (17)        (466)
                                            --------           --------            -------         ------       ------     --------
                                               2,568                196                 85            221       (3,462)        (392)
  Income (loss) before income taxes and
    extraordinary item                        (1,972)               211               (271)           638        3,462        2,068
  Provision for income taxes                     162                  6                 71            436 (F)    1,379 (H)    2,054
                                            --------           --------            -------         ------       ------     --------
  Income (loss) before extraordinary item    ($2,134)              $205              ($342)          $202       $2,083          $14
                                            --------           --------            -------         ------       ------     --------
                                            --------           --------            -------         ------       ------     --------
  Pro forma income per share before
   extraordinary item                                                                                                         $0.00
                                                                                                                           --------
                                                                                                                           --------
  Shares used in computation                                                                                                 12,000
                                                                                                                           --------
                                                                                                                           --------

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED DECEMBER 31, 1996

(A) Represents (1) a noncash, nonrecurring charge of $2.5 million (with no tax benefit) related to (a) the sale of 310,208 shares of Common Stock of the Company to certain directors and officers at a price less than the initial public offering price of the Common Stock on November 13, 1996, and (b) the conversion of options to purchase shares of common stock of certain subsidiaries into options to purchase 146,635 shares of Common Stock of the Company at a weighted average exercise price less than the initial public offering price of the Common Stock on November 13, 1996,
    (2) a charge of $287,500 ($173,000 net of tax) related to the termination of a professional services agreement with an affiliate of the Company's principal stockholder and (3) a charge of $245,000 ($146,000 net of tax) related to special bonuses paid to management in connection with the Company's initial public offering.
(B) The historical statement of income data for the Completed Acquisitions for the year ended December 31, 1996 represents the results of operations of such companies from January 1, 1996 to the earlier of their respective dates of acquisition or December 31, 1996. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of the operations of each such acquired company are included in the Company's results of operations from the date of acquisition.
(C) On April 30, 1996, the Company acquired a 40% equity interest in Good Samaritan Supply Services, Inc. ("Good Samaritan"). On November 18, 1996 the Company acquired an additional 10.1% equity interest in Good Samaritan. The statement of operations data for the Good Samaritan Consolidation for the year ended December 31, 1996 represent the results of operations of Good Samaritan for the period from January 1, 1996 to November 17, 1996, including the pro forma results of operations giving effect to acquisitions by Good Samaritan in June 1996 and October 1996, as if the Company owned 50.1% of the outstanding common stock of Good Samaritan on January 1, 1996.
(D) The adjustment to selling, general and administrative expenses consists of
    (1) an increase in amortization of excess of cost over net assets acquired of the Completed Acquisitions over a 40-year period, as if such companies were acquired on January 1, 1996 ($222,000), (2) reductions to historical amounts related to compensation, employee benefits and other owner/operator expenses for certain Completed Acquisitions that will not be incurred by the Company after the acquisitions were completed ($1,136,000), (3) the elimination of a management fee to an affiliate of the Company's principal stockholder ($58,000) and (4) an increase in amortization of goodwill initially recorded in connection with the conversion of minority interest in certain subsidiaries to Common Stock of the Company ($113,000).
(E) The adjustment to interest expense reflects (1) additional interest expense that would have been incurred had the consideration in the form of debt related to the Company's acquisitions been incurred on January 1, 1996 ($338,000), and (2) a reduction in interest expense for Good Samaritan had the Company's initial investment in Good Samaritan occurred on January 1, 1996 and had the proceeds from such investment been used by Good Samaritan to reduce its outstanding debt ($98,000). The interest expense related to additional long-term debt incurred by the Company in connection with the acquisitions is based on an average interest rate of 9.00%, which approximates the borrowing rate in effect for the respective periods.
(F) Certain of the companies included in the Completed Acquisitions were treated as S corporations for income tax purposes and, accordingly, did not record any federal or state income taxes. In addition, the historical results of operations for an acquired company, included as a Completed Acquisition, did not include an income tax provision because the company was in a net operating loss carryforward position. The adjustment to income tax provision reflects (1) an income tax provision as if the S corporations had been subject to federal and state taxes at an estimated effective tax rate of 40% ($323,000), (2) an income tax provision using an estimated effective tax rate of 40% on pro forma adjustments (D) and (E) above ($293,000), and (3) an adjustment to reflect an income tax benefit for the operating loss of an acquired company, at an estimated effective tax rate of 40% ($180,000).
(G) The adjustment to interest expense reflects the retirement of certain long-term debt of the Company by applying a portion of the estimated net proceeds of the initial public offering ($46.1 million) as if such transaction had occurred on January 1, 1996.

(H) The adjustment to the income tax provision reflects an estimated effective tax rate of 40% on pro forma adjustment (G) above.